Exhibit 99.2

Report of Independent Public Accountants

To the Stockholders and Directors of
Cayman Systems, Inc.:

We have audited the accompanying balance sheets of Cayman Systems, Inc. (a Massachusetts corporation) as of December 31, 2000 and June 30, 2000 and the related statements of operations, stockholders' equity and cash flows for the six months ended December 31, 2000 and the twelve months ended June 30, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cayman Systems, Inc. as of December 31, 2000 and June 30, 2000 and the results of its operations and its cash flows for the six months ended December 31, 2000 and the twelve months ended June 30, 2000 in conformity with accounting principles generally accepted in the United States.

/s/ Arthur Andersen LLP

Boston, Massachusetts
October 1, 2001 (except
with respect to matters
discussed in Note 9, as
to which the date is
October 12, 2001)

CAYMAN SYSTEMS, INC.

Balance Sheets


                                                                                                         December 31,     June 30,
ASSETS                                                                                                       2000           2000
Current Assets:
   Cash and cash equivalents                                                                            $  1,775,308  $  9,718,260
   Accounts receivable, net of allowance for doubtful accounts of $256,000 and $150,000, respectively      5,919,328     2,653,115
   Inventories                                                                                             6,115,339     1,723,311
   Other current assets                                                                                      529,255        44,513
                                                                                                        ------------  ------------

         Total current assets                                                                             14,339,230    14,139,199
                                                                                                        ------------  ------------

Property and Equipment:
   Machinery and equipment                                                                                 1,184,156       852,558
   Computer equipment                                                                                        349,444       349,445
   Furniture and fixtures                                                                                    240,741       240,741
                                                                                                        ------------  ------------

                                                                                                           1,774,341     1,442,744

   Less--Accumulated depreciation                                                                            860,590       683,252
                                                                                                         ------------  ------------

                                                                                                             913,751       759,492

Other Assets                                                                                                     255        10,722
                                                                                                        ------------  ------------

                                                                                                        $ 15,253,236  $ 14,909,413
                                                                                                        ============  ============

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities:
   Accounts payable                                                                                     $  5,454,922  $  3,703,121
   Accrued expenses                                                                                        1,956,905       855,096
   Deferred revenue                                                                                        4,967,987     1,408,691
                                                                                                        ------------  ------------

         Total current liabilities                                                                        12,379,814     5,966,908
                                                                                                        ------------  ------------

Commitments (Note 8)

Series A redeemable convertible preferred stock, at redemption value-
   Authorized--1,351,351 shares
   Issued and outstanding--1,351,351 shares                                                                4,237,440     3,997,837
Series B redeemable convertible preferred stock, at redemption value-
   Authorized--83,572 shares
   Issued and outstanding--83,572 shares                                                                     392,788       392,788
Series C redeemable convertible preferred stock, at redemption value-
   Authorized--2,500,000 shares
   Issued and outstanding--2,500,000 shares                                                                6,563,853     6,073,117
Series D redeemable convertible preferred stock, at redemption value-
   Authorized--2,461,129 shares
   Issued and outstanding--1,640,754 shares                                                               10,000,000    10,000,000
Stockholders' Deficit:
   Common stock, $0.01 par value-
     Authorized--21,013,602 shares
     Issued--2,289,446 and 2,233,204 shares, respectively                                                     22,894        22,332
   Additional paid-in capital                                                                              9,143,795     8,563,191
   Deferred compensation                                                                                  (2,014,057)   (1,728,861)
   Accumulated deficit                                                                                   (25,437,480)  (18,342,088)
   Less--Treasury stock (126,537 common shares, at cost)                                                     (35,811)      (35,811)
                                                                                                         ------------  ------------

         Total stockholders' deficit                                                                     (18,320,659)  (11,521,237)
                                                                                                        ------------  ------------

                                                                                                        $ 15,253,236  $ 14,909,413
                                                                                                        ============  ============

The accompanying notes are an integral part of these financial statements.

CAYMAN SYSTEMS, INC.

Statements of Operations

                                                                                      Six Months
                                                                                         Ended          Twelve Months
                                                                                      December 31,      Ended June 30,
                                                                                          2000               2000
Net Revenues                                                                          $  7,875,918       $ 10,367,291

Cost of Revenues                                                                         6,974,952          9,242,633
                                                                                      ------------       ------------

         Gross profit                                                                      900,966          1,124,658

Operating Expenses:
   Research and development                                                              2,035,535          1,679,388
   Selling, general and administrative                                                   5,024,683          4,040,687
   Stock-based compensation                                                                281,910            146,348
                                                                                      ------------       ------------

         Total operating expenses                                                        7,342,128          5,866,423
                                                                                      ------------       ------------

         Loss from operations                                                           (6,441,162)        (4,741,765)

Other Income, net                                                                           76,109             87,449
                                                                                      ------------       ------------

         Net loss                                                                       (6,365,053)        (4,654,316)

Accretion and Dividends on Redeemable Convertible Preferred Stock                         (730,339)        (1,455,920)
                                                                                      ------------       ------------

         Net loss applicable to common stockholders                                   $ (7,095,392)      $ (6,110,236)
                                                                                      ============       ============

Basic and Diluted Net Loss per Share                                                  $      (3.16)      $      (2.74)
                                                                                      ============       ============

Basic and Diluted Weighted Average Shares Outstanding                                    2,247,265          2,233,204
                                                                                      ============       ============

The accompanying notes are an integral part of these financial statements.

CAYMAN SYSTEMS, INC.

Statements of Redeemable Convertible Preferred Stock and Stockholders' Deficit

                                      -----------------------------Redeemable Convertible Preferred Stock---------------------------
                                            Series A                Series B                Series C                Series D
                                      Number of  Redemption   Number of  Redemption   Number of   Redemption  Number of  Redemption
                                       Shares       Value       Shares      Value      Shares       Value      Shares       Value
Balance, June 30, 1999                 1,351,351 $ 3,520,229      83,572 $   392,788   2,500,000 $ 5,094,805           - $         -

   Issuance of Series D redeemable
   convertible preferred stock, net
   of issuance costs of $97,841                -           -           -           -           -           -   1,640,754  10,000,000

   Accretion and dividends on
   redeemable convertible
   preferred stock                             -     477,608           -           -           -     978,312           -           -

   Deferred compensation related to
   grants of common stock options              -           -           -           -           -           -           -           -

   Amortization of deferred
   compensation                                -           -           -           -           -           -           -           -

   Issuance of warrants in
   connection with line of credit              -           -           -           -           -           -           -           -

   Net loss                                    -           -           -           -           -           -           -           -
                                      ---------- ----------- ----------- ----------- ----------- ----------- ----------- -----------

Balance, June 30, 2000                 1,351,351   3,997,837      83,572     392,788   2,500,000   6,073,117   1,640,754  10,000,000

   Accretion and dividends on
   redeemable convertible
   preferred stock                             -     239,603           -           -           -     490,736           -           -

   Deferred compensation related to
   grants of common stock options              -           -           -           -           -           -           -           -

   Amortization of deferred
   compensation                                -           -           -           -           -           -           -           -

   Forfeitures of stock options                -           -           -           -           -           -           -           -

   Exercise of stock options                   -           -           -           -           -           -           -           -

   Net loss                                    -           -           -           -           -           -           -           -
                                      ---------- ----------- ----------- ----------- ----------- ----------- ----------- -----------

Balance, December 31, 2000             1,351,351 $ 4,237,440      83,572 $   392,788   2,500,000 $ 6,563,853   1,640,754 $10,000,000
                                      ========== =========== =========== =========== =========== =========== =========== ===========

                                     -------------------------------------Stockholders' Deficit-------------------------------------
                                          Common Stock      Additional                              Treasury Stock        Total
                                     Number of  $0.01 Par    Paid-in     Deferred    Accumulated   Number of          Stockholders'
                                       Shares     Value      Capital   Compensation    Deficit     Shares      Cost      Deficit
Balance, June 30, 1999               2,233,204 $ 22,332 $ 6,659,107   $         -   $(12,134,011) (126,537) $(35,811)  $ (5,488,383)

  Issuance of Series D redeemable
  convertible preferred stock, net
  of issuance costs of $97,841               -        -           -             -        (97,841)        -         -        (97,841)

  Accretion and dividends on
  redeemable convertible
  preferred stock                            -        -           -             -     (1,455,920)        -         -     (1,455,920)

  Deferred compensation related to
  grants of common stock options             -        -   1,875,209    (1,875,209)             -         -         -              -

  Amortization of deferred
  compensation                               -        -           -       146,348              -         -         -        146,348

  Issuance of warrants in
  connection with line of credit             -        -      28,875             -              -         -         -         28,875

  Net loss                                   -        -           -             -     (4,654,316)        -         -     (4,654,316)
                                     --------- -------- -----------   -----------   ------------  --------  --------    -----------

Balance, June 30, 2000               2,233,204   22,332   8,563,191    (1,728,861)   (18,342,088) (126,537)  (35,811)   (11,521,237)

  Accretion and dividends on
  redeemable convertible
  preferred stock                            -        -           -             -       (730,339)        -         -       (730,339)

  Deferred compensation related to
  grants of common stock options             -        -     724,250      (724,250)             -         -         -              -

  Amortization of deferred
  compensation                               -        -           -       281,910              -         -         -        281,910

  Forfeitures of stock options               -        -    (157,144)      157,144              -         -         -              -

  Exercise of stock options             56,242      562      13,498             -              -         -         -         14,060

  Net loss                                   -        -           -             -     (6,365,053)        -         -     (6,365,053)
                                   ----------- -------- -----------   -----------   ------------  --------  --------   ------------

Balance, December 31, 2000           2,289,446 $ 22,894 $ 9,143,795   $(2,014,057)  $(25,437,480) (126,537) $(35,811)  $(18,320,659)
                                   =========== ======== ===========   ===========   ============  ========  ========   ============

The accompanying notes are an integral part of these financial statements.

CAYMAN SYSTEMS, INC.

Statements of Cash Flows

                                                                                         Six Months
                                                                                           Ended        Twelve Months
                                                                                        December 31,    Ended June 30,
                                                                                           2000              2000
Cash Flows from Operating Activities:
   Net loss                                                                           $    (6,365,053) $    (4,654,316)
   Adjustments to reconcile net loss to net cash used in operating activities-
     Depreciation and amortization                                                            177,338          120,793
     Interest expense associated with warrants issued in connection with line of
       credit                                                                                       -           28,875
     Amortization of deferred compensation                                                    281,910          146,348
     Changes in current assets and liabilities-
       Accounts receivable                                                                 (3,246,553)      (2,375,448)
       Unbilled revenue                                                                             -           32,500
       Inventories                                                                         (4,392,029)      (1,474,639)
       Other current assets                                                                  (493,934)           3,488
       Accounts payable                                                                     1,751,801        3,211,847
       Accrued expenses                                                                     1,101,809            8,842
       Deferred revenue                                                                     3,559,296        1,236,176
                                                                                      ---------------  ---------------

                  Net cash used in operating activities                                    (7,625,415)      (3,715,534)
                                                                                      ---------------  ---------------

Cash Flows from Investing Activities:
   Purchases of property and equipment, net                                                  (331,597)        (794,805)
   Sales and purchases of short-term investments, net                                               -        2,558,408
                                                                                      ---------------  ---------------

                  Net cash provided by (used in) investing activities                        (331,597)       1,763,603
                                                                                      ---------------  ---------------

Cash Flows from Financing Activities:
   Net proceeds from sale of preferred stock                                                        -        9,902,159
   Proceeds from exercise of stock options                                                     14,060                -
                                                                                      ---------------  ---------------

                  Net cash provided by financing activities                                    14,060        9,902,159
                                                                                      ---------------  ---------------

Net (Decrease) Increase in Cash and Cash Equivalents                                       (7,942,952)       7,950,228

Cash and Cash Equivalents, beginning of period                                              9,718,260        1,768,032
                                                                                      ---------------  ---------------

Cash and Cash Equivalents, end of period                                              $     1,775,308  $     9,718,260
                                                                                      ===============  ===============

Supplemental Disclosure of Cash Flow Information:
   Interest paid during the period                                                    $         8,402  $         2,139
                                                                                      ===============  ===============
   Taxes paid during the period                                                       $            38  $           603
                                                                                      ===============  ===============

Supplemental Disclosure of Noncash Financing Activities:
   Accretion and dividends on redeemable convertible preferred stock                  $       730,339  $     1,455,920
                                                                                      ===============  ===============

The accompanying notes are an integral part of these financial statements.

(1)  OPERATIONS

     Cayman Systems, Inc. (the Company) is a global provider of broadband gateway solutions. The Company is a leader in enabling the delivery of high-speed voice, video and data to the twenty-first century small office and home. The Company's products are intelligent, straightforward, broadband gateway solutions over DSL and cable that enables broadband service providers to deliver revenue-generating services while maintaining tight cost controls.

     The Company is subject to a number of risks common to rapidly growing technology-based companies, including limited operating history, significant losses from operations and accumulated deficit, dependence on key individuals, rapid technological changes, competition from substitute products and larger companies, the need to obtain adequate financing to fund future operations, the need to achieve profitable operations and the successful development and marketing of its commercial products and services.

     During December 2000, the Company elected to change its fiscal year-end from June 30 to December 31.

     On September 19, 2001, the Company entered into a merger agreement with Netopia, Inc. (Netopia), which closed during October 2001. Under the terms of the agreement, Netopia acquired the Company's equity and convertible debt for $11 million. Netopia also assumed certain other liabilities of the Company and final payment is subject to adjustment based on the Company's liabilities at the time of closing.

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The accompanying financial statements reflect the application of certain significant accounting policies described in this note and elsewhere in the accompanying notes to financial statements.

     (a)  Cash, Cash Equivalents and Short-Term Investments

          The Company accounts for investments under Statement of Financial Accounting Standards (SFAS) No. 115, Accounting for Certain Investments in Debt and Equity Securities. Under SFAS No. 115, investments for which the Company has the positive intent and ability to hold to maturity, consisting of cash equivalents, are reported at amortized cost, which approximates fair market value. The Company considers highly liquid investments with a maturity of 90 days at the time of purchase to be cash equivalents and investments with maturity dates in excess of 90 days at the time of purchase but within one year of the balance sheet date to be short-term investments. Cash equivalents consist of money market accounts at December 31, 2000. Cash equivalents consist of money market accounts and commercial paper at June 30, 2000.

(b)    Inventory

       Inventory is stated at the lower of cost (first-in, first-out method) or market and consists of the following:

                                        December 31,       June 30,
                                           2000              2000

                Raw materials         $       113,786  $       813,677
                Work-in-process                36,195                -
                Finished goods              5,965,358          909,634
                                      ---------------  ---------------

                        Total         $     6,115,339  $     1,723,311
                                      ===============  ===============

(c)    Depreciation

       The Company provides for depreciation using the straight-line method by charging to operations amounts that allocate the cost of property and equipment over their estimated useful lives as follows:

                                                  Estimated
                     Asset Classification       Useful Lives

                 Machinery and equipment         3 years
                 Computer equipment              3 years
                 Furniture and fixtures          5 years

(d)    Research and Development Costs

       In accordance with SFAS No. 86, Accounting for the Costs of Computer Software to Be Sold, Leased or Otherwise Marketed, the Company has evaluated the establishment of technological feasibility of its various products during the development phase. Due to dynamic changes in the market, the Company has concluded that it cannot determine technological feasibility until the development phase of the project is nearly complete. The time period during which costs could be capitalized from the point of reaching technological feasibility until the time of general product release is very short and, consequently, the amounts that could be capitalized are not material to the Company's financial position or results of operations. Therefore, the Company charges all research and development expenses to operations in the period incurred.

(e)    Revenue Recognition

       The Company recognizes revenue in accordance with Securities and Exchange Commission Staff Accounting Bulletin (SAB) No. 101, Revenue Recognition. Revenue from product sales is recognized at the time of shipment to the customer or upon expiration of an acceptance period, at which time transfer of ownership occurs and no significant vendor obligations exist. A provision is made at that time for estimated product returns and warranty costs. Revenue on arrangements with customers that are not the ultimate end users (primarily resellers) is recognized as they are sold by the reseller. Advance payments are recorded as deferred revenue until the products are shipped, services are delivered and all obligations are met.

       The Company has a maintenance and support agreement with one customer and recognizes this revenue ratably over the life of the agreement.

(f)    Use of Estimates

       The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(g)    Financial Instruments

       The estimated fair market value of the Company's financial instruments, including cash and cash equivalents, short-term investments, accounts receivable and accounts payable, approximates their carrying value due to the short-term nature of these instruments.

(h)    Concentration of Credit Risk

       Financial instruments that subject the Company to significant concentrations of credit risk consist primarily of cash, cash equivalents, short-term investments and accounts receivable. The Company maintains its investment balances with highly rated financial institutions. Concentration of credit risk with respect to accounts receivable is limited to customers to whom the Company makes significant sales.

       The following tables summarize the number of customers that individually comprised greater than 10% of revenues and accounts receivable:

                                             Six Months
                                               Ended         Twelve Months
                                            December 31,    Ended June 30,
                                               2000             2000

               Revenues-
                  Customer A                   19%               14%
                  Customer B                   22%               19%
                  Customer C                   39%               49%

               Accounts receivable-
                  Customer A                   11%               18%
                  Customer B                    *                28%
                  Customer C                   55%               34%
                  Customer D                    *                16%
                  Customer E                   22%                *

               *Represents less than 10%

(i)    Comprehensive Loss

       Comprehensive loss represents net loss plus the change in equity of a business enterprise resulting from transactions and other events and circumstances from nonowner sources. Comprehensive loss equals net loss for the six months ended December 31, 2000 and the twelve months ended June 30, 2000.

(j)    Accrued Expenses

       Accrued expenses consist of the following at December 31, 2000 and June 30, 2000:

                                                    December 31,
                                                        2000      June 30, 2000

                Payroll and payroll-related        $     754,869   $   416,973
                Accrued expenses with vendors            784,394             -
                Other accrued expenses                   417,642       438,123
                                                   -------------   -----------

                                                   $   1,956,905   $   855,096
                                                   =============   ===========

(k)    Net Loss Per Share

       Basic and diluted net loss per share are presented in conformity with SFAS No. 128, Earning per Share, for all periods presented. In accordance with SFAS No. 128, basic and diluted net loss per share has been computed by dividing the weighted average number of shares of common stock outstanding during the period, into the net loss attributable to common stockholders which includes both the accretion and dividends on the Series A and C preferred stock.

       Basic and diluted net loss per share are as follows:

                                                             Six Months
                                                               Ended         Twelve Months
                                                             December 31,    Ended June 30,
                                                                2000             2000
         Net loss applicable to common stockholders       $    (7,095,392)  $    (6,110,236)
                                                          ===============   ===============

         Weighted average shares of common stock
            outstanding used in computing basic and
            diluted net loss per share                          2,247,265         2,233,204
                                                          ---------------   ---------------

                  Basic and diluted net loss per share    $         (3.16)  $         (2.74)
                                                          ===============   ===============

       Options to purchase a total of 4,735,200 and 4,390,058 common shares have not been included in the computation of dilutive EPS above for the six months ended December 31, 2000 and the twelve months ended June 30, 2000, respectively. In addition, shares of Series A, B, C and D redeemable convertible preferred stock totaling 5,575,677 as of December 31, 2000 and June 30, 2000 have also been excluded from the computation of dilutive EPS. These shares are considered antidilutive as the Company has recorded a loss for all periods presented.

(l)    Reclassifications

       Certain amounts in the June 30, 2000 financial statements have been reclassified to conform with the current year's presentation.

(m)    New Accounting Pronouncements

       In June 1998, the Financial Accounting Standards Board (FASB) issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. This statement establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and hedging activities. It requires an entity to recognize all derivatives as either assets or liabilities in the statement of financial position and measure these instruments at fair value. SFAS No. 133, as amended by SFAS No. 137, Accounting for Derivative Instruments and Hedging Activities--Deferral of the Effective Date of FASB Statement No. 133, and SFAS No. 137, are effective for all fiscal years beginning after June 15, 2000. SFAS No. 133 did not affect the Company's financial statements for the year ended December 31, 2000.

          In March 2000, the FASB issued Interpretation No. 44, Accounting for Certain Transactions Involving Stock Compensation--An Interpretation of APB Opinion No. 25. The interpretation clarifies the application of APB Opinion No. 25 in certain situations, as defined. The interpretation is effective July 1, 2000, but covers certain events occurring during the period after December 15, 1998 but before the effective date. The adoption of this interpretation did not have a significant impact on the accompanying financial statements.

(3)  LINE OF CREDIT

     In March 2000, the Company entered into a revolving line of credit (the
     Line) and an equipment line arrangement with a bank that provides up to $4,000,000 and $1,000,000 in financing, respectively. The borrowing availability on the equipment line expired during December 2000. Borrowings on the Line bear interest at the prime lending rate (9.5% at December 31, 2000) plus 1.5%. The Line expires on March 23, 2001. The Company is required to comply with certain restrictive covenants under these arrangements. As of December 31, 2000, the Company was not in compliance with these covenants but was in receipt of a waiver from the bank. As of December 31, 2000, there were no borrowings outstanding on the Line.

     During February 2001, there was an amendment to the original agreement. The amended agreement provides borrowings not to exceed the lesser of $7,500,000 or 80% of the Company's eligible receivables, as defined, plus the lesser of (i) 35% of the Company's eligible inventory, as defined or
     (ii) $2,000,000 from the date of the agreement through February 28, 2001 and $1,000,000 thereafter, minus the aggregate amounts then undrawn on all outstanding Letters of Credit. Borrowings on the Line bear interest at the prime lending rate (9.5% at December 31, 2000) plus 2%. The line expires on February 2, 2002. The Company is required to comply with certain restrictive covenants including tangible net worth.

(4)  NOTES PAYABLE

     In March 2001, the Company issued several convertible promissory notes (the Notes) and received proceeds totaling approximately $3,478,000. The Notes have an initial maturity date of May 31, 2001, and shall thereafter continue on a demand basis. Interest accrues at the annual rate of 8%. The principal and accrued interest may be converted at the option of the holder into the Company's series of preferred shares issued in the next equity financing round at the per share price paid by investors in such equity round or upon change of control event. If prior to the next equity round the Company is acquired, the Notes will convert upon acquisition with a value equal to 250% of the outstanding principal. All of the Notes will be cancelled upon the conversion.

     In connection with the issuance of the Notes, the Company issued warrants that entitle the holders to purchase 521,673 shares of Series E Junior Convertible Preferred Stock (see Note 5) at $2.00 per share. The warrants are exercisable for a period of five years. The fair value of the warrants as determined using the Black-Scholes option pricing model will be recorded as interest expense.

(5)  STOCKHOLDERS' EQUITY

     (a) Stock Options

         During 1997, the Company established the 1997 Stock Option Plan (the 1997 Plan), which provides for the grant of 25,000 incentive stock options and nonqualified stock options. The Board of Directors (the Board) has the authority to select the employees and nonemployees to whom options are granted and determine the terms of each option, including (i) the number of shares of common stock subject to the option; (ii) when the option becomes exercisable; (iii) the option exercise price, which, in the case of incentive stock options, must be at least 100% (110% in the case of incentive stock options granted to a stockholder owning in excess of 10% of the Company's common stock) of the fair market value of the common stock as of the date of grant and
         (iv) the duration of the option (which, in the case of incentive stock options, may not exceed 10 years). Options granted under the 1997 Plan vest over various periods and expire no later than 10 years from the date of grant.

         During 1999, the Company established the 1999 Stock Option Plan (the 1999 Plan), which provides for the grant of 2,421,973 incentive stock options and nonqualified stock options. The Board has the authority to select the employees and nonemployees to whom options are granted and determine the terms of each option, including (i) the number of shares of common stock subject to the option; (ii) when the option becomes exercisable; (iii) the option exercise price, which, in the case of incentive stock options, must be at least 100% (110% in the case of incentive stock options granted to a stockholder owning in excess of 10% of the Company's common stock) of the fair market value of the common stock as of the date of grant and (iv) the duration of the option (which, in the case of incentive stock options, may not exceed 10 years). Options granted under the 1999 Plan vest over various periods and expire no later than 10 years from the date of grant.

         During 2000, the Company established the 2000 Stock Option Plan (the 2000 Plan), which provides for the grant of 3,000,000 incentive stock options and nonqualified stock options. The Board has the authority to select the employees and nonemployees to whom options are granted and determine the terms of each option, including (i) the number of shares of common stock subject to the option; (ii) when the option becomes exercisable; (iii) the option exercise price, which, in the case of incentive stock options, must be at least 100% (110% in the case of incentive stock options granted to a stockholder owning in excess of 10% of the Company's common stock) of the fair market value of the common stock as of the date of grant and (iv) the duration of the option (which, in the case of incentive stock options, may not exceed 10 years). Options granted under the 2000 Plan vest over various periods and expire no later than 10 years from the date of grant.

         As of December 31, 2000, 1,097,723 shares were available for grant under the 1997, 1999 and 2000 Plans. Stock option activity under the three plans for the year ended June 30, 2000 and the six months ended December 31, 2000 is as follows:

                                                                              Weighted
                                                                               Average
                                                  Number of                   Exercise
                                                   Options    Price Range       Price
           Outstanding at June 30, 1999            1,314,083  $  0.25-0.47  $       0.26
              Options granted                      3,313,386          0.25          0.25
              Options forfeited                      237,411          0.25          0.25
                                                ------------  ------------  ------------

           Outstanding at June 30, 2000            4,390,058     0.25-0.47          0.25
             Options granted                         717,500     0.25-0.60          0.46
             Options forfeited                       316,066          0.25          0.25
             Options exercised                        56,242     0.25-0.60          0.25
                                                ------------  ------------  ------------

           Outstanding at December 31, 2000        4,735,250  $  0.25-0.60  $       0.28
                                                ============  ============  ============

           Exercisable at December 31, 2000        1,383,573  $  0.25-0.60  $       0.25
                                                ============  ============  ============

           Exercisable at June 30, 2000            1,084,677  $  0.25-0.47  $       0.25
                                                ============  ============  ============

           -----------------Options Outstanding-------------
                                        Weighted
                                         Average                   Options Exercisable
                                                       Weighted                Weighted
            Range of                    Remaining      Average                 Average
            Exercise     Number of     Contractual     Exercise   Number of    Exercise
             Prices        Shares    Life (in Years)    Price      Shares        Price
           $      0.25    4,262,250          8.62  $      0.25    1,355,250  $      0.25
                  0.47       43,000          7.26         0.47       25,823         0.47
                  0.60      430,000          9.80         0.60        2,500         0.60
                        -----------                             -----------  -----------

                          4,735,250                               1,383,573  $      0.25
                        ===========                             ===========  ===========

         In connection with stock option grants to employees during the six months ended December 31, 2000 and the twelve months ended June 30, 2000, the Company recorded deferred compensation of $724,250 and $1,875,209, respectively, which represents the aggregate difference between the option exercise price and the deemed fair market value of the common stock determined for financial reporting purposes. The deferred compensation will be recognized as an expense over the vesting period of the underlying stock options. The Company recorded compensation expense of $281,910 and $146,348 during the six months ended December 31, 2000 and the year ended June 30, 2000, respectively, related to these options as stock-based compensation.

         In October 1995, the FASB issued SFAS No. 123, Accounting for Stock-Based Compensation. SFAS No. 123 requires the measurement of the fair value of stock options and warrants to be included in the statement of operations or disclosed in the notes to financial statements. The Company has determined that it will continue to account for stock-based compensation for employees under APB Opinion No. 25, Accounting for Stock Issued to Employees, and elect the disclosure-only alternative under SFAS No. 123.

     Options granted have been valued using the Black-Scholes option pricing model prescribed by SFAS No. 123. The weighted-average assumptions used are as follows:

                                       Six Months
                                         Ended         Twelve Months
                                      December 31,    Ended June 30,
                                          2000             2000

         Risk free interest rate       5.28-6.22%       5.94-6.72%
         Expected dividend yield           -                 -
         Expected lives                 7 years           7 years
         Expected volatility               -                 -


     The weighted average fair value of options granted during the six months ended December 31, 2000 and the twelve months ended June 30, 2000 as calculated using the Black-Scholes option pricing model was $0.10 and $0.09, respectively.

     The pro forma effects of applying SFAS No. 123 are as follows for the six months ended December 31, 2000 and the twelve months ended June 30, 2000:

                                                  Six Months
                                                    Ended         Twelve Months
                                                 December 31,     Ended June 30,
                                                     2000             2000

         Net loss attributable to common
         stockholders:
              As reported                      $  (7,095,392)    $  (6,110,236)
              Pro forma                           (7,159,392)       (6,178,236)

         Net loss per share:
              As reported                      $      (3.16)     $      (2.74)
              Pro forma                               (3.19)            (2.77)

(b)  Warrants

     During February 2001, the Company issued a warrant in connection with its line of credit with a bank (see Note 3) to purchase 17,228 shares of Series D redeemable convertible preferred stock at $6.09 per share. The warrant is exercisable for a period of five years. The fair value of the warrant as determined using the Black-Scholes option pricing model will be recorded as interest expense.

     During March 2000, the Company issued a warrant in connection with its line of credit with a bank (see Note 3) to purchase 16,000 shares of Series D redeemable convertible preferred stock at $6.09 per share. The warrant is exercisable for a period of seven years. The fair value of the warrant as determined using the Black-Scholes option pricing model ($28,873) has been recorded as interest expense in the statement of operations for the year ended June 30, 2000.

     During fiscal 1999, the Company issued a warrant to a development partner that entitles the development partner to purchase 270,270 shares of common stock for $1.85 per share. The warrant was immediately exercisable and expired on March 31, 2000. The fair value of the warrant was determined to be immaterial.

     In May 1999, the Company issued warrants to the purchasers of the Series C redeemable convertible preferred stock that entitles the holders to purchase 360,473 shares of common stock at

          $2.00 per share. The warrants are exercisable for a period of seven years. The fair value of the warrants was determined to be immaterial.

(6)  PREFERRED STOCK

     In August 1998, the Company sold 135,135 shares of Series A redeemable convertible preferred stock (Series A) for proceeds of $250,000. In May 1999, the Company sold 2,500,000 shares of Series C redeemable convertible preferred stock (Series C) for net proceeds of approximately $4,973,000. In June 2000, the Company sold 1,640,754 shares of Series D redeemable convertible preferred stock (Series D) for net proceeds of approximately $9,902,000.

     In March 2001, in connection with the issuance of several convertible promissory notes (see Note 4), the Company amended and restated its Articles of Organization to authorize 840,000 shares of Series E (Series E) junior convertible preferred stock.

     The rights and preferences of the Series A, Series B, Series C, Series D and Series E preferred stock are as follows:

     (a)  Voting

          Series A, Series B, Series C, Series D and Series E stockholders are entitled to vote on all matters and are entitled to the number of votes equal to the number of shares of common stock into which each share of preferred stock is then convertible. All matters impacting the terms of any series of preferred stock must be approved by a majority of the stockholders of the affected series.

     (b)  Dividends

          Series A, B, and C stockholders are entitled to receive dividends on a pro rata basis when and if declared by the Board. Series D and E preferred stockholders are not entitled to dividends until all dividends have been paid to the Series A, Series B and Series C preferred stockholders, in which case Series D and E preferred stockholders are then entitled to share in dividends on a pro rata basis.

          The Series A preferred stockholders shall receive a cumulative quarterly dividend of $0.137 per share per annum. The Series B preferred stockholders shall receive a noncumulative quarterly dividend of $0.228 per share per annum, if and when declared by the Board. The Series C preferred stockholders shall receive a cumulative quarterly dividend of $0.16 per share per annum. The cumulative amount of unpaid dividends as of December 31, 2000 was approximately $1,266,000.

     (c)  Liquidation Rights

          In certain events, including liquidation, dissolution or winding-up of the Company, before any distribution of payments is made to common shareholders, the holders of Series A, Series B, Series C, Series D and Series E preferred stock are entitled to be paid first out of the assets and surplus funds of the Company an amount equal to $1.85, $2.85, $2.00, $6.09 and $2.00 per share, respectively, plus any dividends declared or accrued but unpaid at the date of liquidation. If the assets of the Company shall be insufficient to permit payment in full to the holders of the Series A, Series B, Series C, Series D and Series E preferred stockholders, then the entire assets of the Company that are available for distribution shall be distributed ratably among the Series A, Series B, Series C, Series D and Series E preferred stockholders.

          Upon distribution of the available assets to the holders of Series A, Series B, Series C, Series D and Series E preferred stock, any remaining available assets shall be distributed on a pro rata basis to the holders of common stock, Series A, Series B, Series C, Series D and Series E preferred stock.

     (d)  Conversion

          Each share of Series A, Series B, Series C, Series D and Series E preferred stock is convertible into one share of common stock at any time, subject to certain antidilutive adjustments. In addition, each share of preferred stock will automatically convert into common stock upon the completion of a public stock offering involving aggregate gross proceeds of at least $25,000,000 at a price per share of not less than $10.00, subject to certain adjustments.

     (e)  Redemption

          The Series A, Series B, Series C and Series D preferred stock are redeemable at the option of the holder 60 days following the quarter ending after the sixth anniversary of the issuance in which the Company has net worth in excess of $12,000,000 and working capital in excess of $10,000,000 at a price of $3.20 per share, $4.70 per share, $3.46 per share, $6.09 per share, plus any declared and unpaid dividends, respectively.

(7)  INCOME TAXES

     The Company accounts for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes. Under SFAS No. 109, deferred tax assets or liabilities are computed based on the difference between the financial statements and income tax bases of assets and liabilities using the enacted tax rates. Deferred income tax expense or credits are based on changes in the asset or liability from period to period.

     At December 31, 2000, the Company had a net operating loss and a tax credit carryforward for federal income tax purposes of approximately $17,710,000 and $398,000, respectively, subject to review and adjustment, available to reduce federal taxable income expiring in varying amounts beginning in 2011. The Tax Reform Act of 1986 (the Act), enacted in October 1986, limits the amount of net operating loss and credit carryforwards that companies may utilize in any one year in the event of cumulative changes in ownership over a three-year period in excess of 50%. Ownership changes in future periods may further limit the Company's ability to utilize net operating loss and tax credit carryforwards.

     The Company has provided a full valuation allowance against its deferred tax asset since it is more likely than not that these future benefits will not be realized. The primary components of the deferred tax asset are the net operating loss carryforward and tax credit carryforwards.

(8)  COMMITMENTS

     In April and May 2000, the Company entered into operating leases for its facility, which expire in 2005. Approximate future minimum lease payments under the operating leases at December 31, 2000 are as follows:

                Year                     Amount

                2001                $       283,000
                2002                        283,000
                2003                        302,000
                2004                        311,000
                2005                         78,000
                                    ---------------

                     Total          $     1,257,000
                                    ===============


     Rental expense under the Company's operating leases for the six months ended December 31, 2000 and the twelve months ended June 30, 2000 was approximately $212,000 and $111,000, respectively.

(9)  SUBSEQUENT EVENTS

     During July 2001, there was an amendment to the Company's original line-of-credit agreement (the Amended Agreement). The Amended Agreement provides borrowings not to exceed the lesser of $4,000,000 or 80% of the Company's eligible receivables, as defined, plus the lesser of (i) 25% of the Company's eligible inventory, as defined, or (ii) $2,000,000 from the date of the Amended Agreement through March 31, 2001, $1,000,000 from April 1, 2001 through July 30, 2001, $750,000 from July 31, 2001 through August 30, 2001 and $500,000 thereafter (and provided further that the Company's availability under the Amended Agreement generated by the Company's eligible inventory shall in no event exceed 35% of the Company's total availability at any time) minus the aggregate amounts then undrawn on all outstanding letters of credit. Borrowings on the line bear interest at the prime lending rate (9.5% at December 31, 2000) plus 2% through June 30, 2001 and the prime lending rate (9.5% at December 31, 2000) plus 2.5% from July 1, 2001 and thereafter. The Company is required to comply with certain restrictive covenants, including tangible net worth. As of the effective date of the Amended Agreement, the Company was not in compliance with the minimum additional equity covenant set forth in the original loan agreement. The bank agreed to forbear from exercising its rights and remedies with respect to such default until the earlier of (i) an event of default other than the failure of the Company to comply with the additional equity covenant or (ii) September 30, 2001. On October 12, 2001, all borrowings on the line-of-credit were repaid by Netopia, Inc.